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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-58133 of Kuhlman Corporation on Form S-4 of the report of Deloitte & Touche dated October 1, 1993 (relating to the consolidated financial statements of Coleman Holding Company and subsidiaries, incorporated herein by reference), and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Chicago, Illinois
March 31, 1995